QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

[SIMPSON THACHER & BARTLETT LLP LETTERHEAD]

March 17, 2004

Abgenix, Inc.
6701 Kaiser Drive
Fremont, California 94555

Ladies and Gentlemen:

        We have acted as counsel to Abgenix, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) shares of common stock of the Company par value $0.0001 per share (the "Common Stock"); (ii) shares of preferred stock of the Company par value $0.0001 per share (the "Preferred Stock"); (iii) debt securities, which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities") (collectively, the "Debt Securities"); and (iv) warrants to purchase Common Stock and/or Preferred Stock (the "Warrants"). The Common Stock, the Preferred Stock, the Debt Securities and the Warrants are hereinafter referred to collectively as the "Securities." The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements") and pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $250,000,000.

        The Senior Debt Securities will be issued under an Indenture (the "Senior Indenture") between the Company and U.S. Bank National Association, as Trustee (the "Senior Trustee"). The Subordinated Debt Securities will be issued under an Indenture (the "Subordinated Indenture") between the Company and U.S. Bank National Association, as Trustee (the "Subordinated Trustee"). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the "Indentures."

        The Warrants may be issued pursuant to one or more warrant agreements (each, a "Warrant Agreement") between the Company and a counterparty, as warrant agent. Each party to a Warrant Agreement other than the Company is referred to hereinafter as a "Counterparty".

        We have examined the Registration Statement, a form of the share certificate representing the Common Stock and the forms of the Indentures, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

        In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will be the valid and legally binding obligation of the Senior Trustee; (2) at the time of the execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will be the valid and legally binding obligation of the Subordinated Trustee; and (3) at the time of execution, countersignature, issuance of any warrants, any related Warrant Agreement will be the valid and legally binding obligation of the Counterparty thereto.

        We have assumed further that (1) at the time of execution, authentication, issuance and delivery of the Debt Securities, the applicable Indenture will have been duly authorized, executed and delivered by the Company, (2) at the time of execution, authentication, issuance and delivery of the Debt Securities, the execution, delivery and performance by the Company of the applicable Indenture and the Debt Securities will not violate then applicable laws enacted after the date of this opinion and (3) at the time of execution, authentication, issuance and delivery of the Debt Securities, the execution, delivery and performance by the Company the Debt Securities and the applicable Indenture does not and will not constitute a breach or violation of any agreement or instrument that is binding upon the Company entered into subsequent to the date of this opinion. We have assumed further that (A) at the time of execution, countersignature, issuance and delivery of any Warrants, any related Warrant Agreement will have been duly authorized, executed and delivered by the Company, (B) at the time of execution, authentication, issuance and delivery of any Warrants, the execution, delivery and performance by the Company of the Warrants and any related Warrant Agreement will not violate then applicable laws enacted after the date of this opinion and (C) at the time of execution, authentication, issuance and delivery of any Warrants, the execution, delivery and performance by the Company the Warrants and any related Warrant Agreement does not and will not constitute a breach or violation of any agreement or instrument that is binding upon the Company entered into subsequent to the date of this opinion.

        Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

          1.     With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid and nonassessable.

          2.     With respect to the Preferred Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of the Certificate of Designations and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

          3.     With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the "Board") and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

          4.     With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board of Directors to approve the execution and delivery of a related Warrant Agreement, if any, in the form to be filed as an exhibit to the Registration Statement and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors and otherwise in accordance with the provisions of the applicable Warrant Agreement, if any, and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

        Our opinions set forth in paragraphs 3 and 4 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

        We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

        We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

Very truly yours,
/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP

QuickLinks

  Exhibit 5.1